                                                                                                                         Exhibit 11

                                                    KEY TRONIC CORPORATION AND SUBSIDIARIES
                                                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                  (Unaudited)

                                                                SECOND QUARTER ENDED                   TWO QUARTERS ENDED
                                                         December 31,         January 1,        December 31,       January 1,
                                                                 1994               1994                1994             1994
                                                         ------------         ----------        ------------       ----------

Primary
  Earnings
     Net Income                                                   NOT                NOT                 NOT       $    4,806
<F1>
     Add after tax interest expense                        APPLICABLE         APPLICABLE          APPLICABLE
      applicable to term debt *                                                                                           252
<F1>
     Add after tax interest income
      applicable to short term paper *                                                                                      0
                                                                                                                   ----------
     Income applicable to common stock                                                                             $    5,058
                                                                                                                   ==========

<F2>
Shares **
     Weighted average shares outstanding                                                                                8,192
<F1>
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exercise of such options *                                                                                   1,052
                                                                                                                   ----------
Adjusted common stock outstanding                                                                                       9,244
                                                                                                                   ==========

     Primary earnings per common share                                                                             $     0.55
                                                                                                                   ==========

Assuming full dilution
  Earnings
     Net Income                                                   NOT                NOT                 NOT       $    4,806
<F3>
     Add after tax interest expense                        APPLICABLE         APPLICABLE          APPLICABLE
      applicable to term debt ***                                                                                         260
<F3>
     Add after tax interest income
      applicable to short term paper ***                                                                                    0
                                                                                                                   ----------
Income applicable to common stock                                                                                  $    5,066
                                                                                                                   ==========

<F2>
Shares **
     Weighted average shares outstanding                                                                                8,192
<F3>
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exericse of such options ***                                                                                 1,052
                                                                                                                   ----------
Adjusted common stock outstanding                                                                                       9,244
                                                                                                                   ==========

     Fully diluted earnings per common share                                                                       $     0.55
                                                                                                                   ==========

ADDITIONAL FISCAL 1994 COMPUTATIONAL INFORMATION:
  Net loss before cumulative effect of change
   in accounting                                                                                                     ($3,944)
  Weighted average shares outstanding                                                                                   8,192
  Net loss per common share before cumulative
   effect of change in accounting                                                                                     ($0.48)

<F1>
*    Proceeds calculated using average market price for the quarter.
<F2>
** Application of modified treasury stock method of calculating common stock equivalents due to potential dilution exceeding 20% (APB Opinion No. 15).
<F3>
*** Proceeds calculated using higher of average or ending market price for the quarter.

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